EXHIBIT 99.1

99.5% of Tekmira Shareholders Vote in Favor of Merger

VANCOUVER, British Columbia, March 3, 2015 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR), a leading developer of RNAi interference (RNAi) therapeutics today announced the voting results from its Special Meeting of Shareholders held Tuesday, March 3, 2015, in Vancouver, B.C. Shareholders voted 99.5% in favor of the Agreement and Plan of Merger, dated as of January 11, 2015 (the "Merger Agreement"), with OnCore Biopharma, Inc. and the issuance of common shares of Tekmira pursuant to the terms of the Merger Agreement.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical and biotechnology partners. Tekmira has been working in the field of nucleic acid delivery for over a decade, and has broad intellectual property covering its delivery technology. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, Canada and Seattle, USA.

About OnCore

OnCore Biopharma, Inc. is a biopharmaceutical company dedicated to discovering, developing and commercializing an all-oral cure for patients suffering from chronic hepatitis B infection, a disease of the liver caused by hepatitis B virus, or HBV. OnCore's founding management team has significant experience developing and commercializing drug candidates targeting infectious liver diseases, including HCV. Leveraging this experience, OnCore is developing a portfolio of drug candidates with multiple mechanisms of action that OnCore believes will ultimately result in a combination therapy to develop a curative regimen for hepatitis B. Specifically, OnCore is seeking to effect a cure by aggressively suppressing HBV replication within liver cells, stimulating and reactivating the body's immune system so that it can mount an effective defense against the virus and, most importantly, eliminating the reservoir of viral genomic material known as covalently closed circular DNA, or cccDNA, that is the source of HBV persistence. OnCore is located at the Pennsylvania Biotechnology Center in Doylestown, Pennsylvania, which is also home to the Hepatitis B Foundation and the Foundation's research center, the Baruch S. Blumberg Institute. For more information, please visit www.oncorebiopharma.com.

Forward Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements in this news release include statements about the proposed merger of Tekmira and OnCore and the ultimate result of OnCore's portfolio of drug candidates.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions regarding, among other things: the ability to satisfy all conditions for the closing of the merger and the efficacy of OnCore's portfolio of drug candidates. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: the ability of the parties to consummate the proposed merger; satisfaction of closing conditions to the consummation of the proposed merger; OnCore's portfolio of drug candidates may not result in a combination therapy; and economic and capital market conditions. A more complete discussion of the risks and uncertainties facing Tekmira appears in the section entitled "Risk Factors" in the definitive proxy statement filed with the SEC, Tekmira's Annual Report on Form 10-K and Tekmira's continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
         Please direct all media inquiries to media@tekmira.com